As filed with the Securities and Exchange Commission on July 7, 2009

                                 Registration No. 333-143138

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RESIDENTIAL CAPITAL, LLC*
(Exact name of registrant as specified in its charter)
*Additional registrants shown on next page
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Delaware (State or other jurisdiction of incorporation or organization)	6162 (Primary standard industrial classification code number)	20-1770738 (I.R.S. Employer Identification No.)

One Meridian Crossings
Minneapolis, Minnesota 55423
(952) 857-8700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Tammy Hamzehpour
Residential Capital, LLC
One Meridian Crossings
Minneapolis, Minnesota 55423
(952) 857-8700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
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Copy to:
Philip J. Niehoff
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 701-7843
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Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☐      Non-accelerated filer ☑      Smaller reporting company ☐
(Do not check if a smaller reporting company.)

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
GMAC Residential Holding Company, LLC	Delaware	6162	91-1902190
GMAC-RFC Holding Company, LLC	Delaware	6162	23-2593763
GMAC Mortgage, LLC	Delaware	6162	23-1694840
Residential Funding Company, LLC	Delaware	6162	93-0891336
Homecomings Financial, LLC	Delaware	6162	51-0369458

•
Address and telephone number of principal executive offices are the same as Residential Capital, LLC, except with respect to GMAC Residential Holding Company, LLC, whose principal executive office is at 3993 Howard Hughes Parkway, Las Vegas, Nevada 89169 and GMAC Mortgage, LLC, whose principal executive office is at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034, telephone (215) 682-1000.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-143138, (the “Registration Statement”), of Residential Capital, LLC (the “Company”), which was filed with the Securities and Exchange Commission on May 21, 2007.  Pursuant to the Registration Statement, the Company could offer and issue from time to time one or more series of senior debt securities and subordinated debt securities with an aggregate initial offering price not to exceed $12,500,000,000 guaranteed by certain of its subsidiaries.

The Registrants have issued $2.25 billion, €600 million and £400 million of senior debt securities (and associated guarantees) pursuant to the Registration Statement and no subordinated debt securities.  The Registrants do not currently intend to issue securities in the future pursuant to the Registration Statement.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrants hereby remove from registration all such senior debt securities, subordinated debt securities and guarantees that remain unsold under the Registration Statement as of the time of filing this Post-Effective Amendment No.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

RESIDENTIAL CAPITAL, LLC By: /s/ James N. Young James N. Young Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

GMAC RESIDENTIAL HOLDING COMPANY, LLC By: /s/ James N. Young James N. Young Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

GMAC-RFC HOLDING COMPANY, LLC By: /s/ James N. Young James N. Young Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

GMAC MORTGAGE, LLC By: /s/ James N. Young James N. Young Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

RESIDENTIAL FUNDING COMPANY, LLC By: /s/ James N. Young James N. Young Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 7, 2009.

HOMECOMINGS FINANCIAL, LLC By: /s/ James N. Young James N. Young Chief Financial Officer